Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Hong Kong) Limited

Name of Trust	Name of Portfolio	Effective Date	Annual Sub-Advisory Fee Rate (bp)
Fidelity Advisor Series II	Fidelity Series Investment Grade Securitized Fund	07/19/2018	17.50
Fidelity Hereford Street Trust	Fidelity Series Treasury Bill Index Fund	07/19/2018	1.50
Fidelity Income Fund	Fidelity Series Government Bond Index Fund	07/19/2018	1.50
Fidelity Salem Street Trust	Fidelity Series Bond Index Fund	01/17/2019	1.25
Fidelity Salem Street Trust	Fidelity Series Corporate Bond Fund	07/19/2018	17.50
Fidelity Salem Street Trust	Fidelity Series Government Money Market Fund	01/14/2016	7.00
Fidelity Salem Street Trust	Fidelity Series Inflation-Protected Bond Index Fund	07/16/2009	2.50
Fidelity Salem Street Trust	Fidelity Series Investment Grade Bond Fund	09/18/2008	17.50
Fidelity Salem Street Trust	Fidelity Series Long-Term Treasury Bond Index Fund	04/14/2016	1.50
Fidelity Salem Street Trust	Fidelity Series Short-Term Credit Fund	11/20/2014	17.50

Fidelity Management & Research Company LLC	Fidelity Management & Research (Hong Kong) Limited

By:

/s/Christopher J. Rimmer ______

By:

/s/Christopher J. Rimmer ______

Name:

Christopher J. Rimmer

Name:

Christopher J. Rimmer

Title:

Treasurer

Title:

Treasurer